Exhibit T3A.2.17

341 82346

ARTICLES OF INCORPORATION
OF

KATZ & BESTHOFF #102, INC.

UNITED STATES OF AMERICA

STATE OF LOUISIANA
PARISH OF ORLEANS
CITY OF NEW ORLEANS

BE IT KNOWN, that on this 22nd day of the month of July in the year one thousand nine hundred and eighty-five.

BEFORE ME, Albert Mintz, a Notary Public, duly commissioned, sworn and qualified, in and for the City and Parish aforesaid, and in the presence of the witnesses hereinafter named and undersigned:

PERSONALLY CAME AND APPEARED: K & B, LIMITED,

a corporation organized under the laws of the State of Louisiana, and domiciled in the City of New Orleans, Louisiana, hereunto represented by and appearing through its President, Sydney J. Besthoff III, which declared that, availing itself of the laws of the State of Louisiana, in such cases made and provided, more particularly the provisions of the Business Corporation Law of Louisiana (Chapter 1 of Title 12 of the Revised Statutes of 1950), it does, by these presents, form a corporation and body politic in law, for the objects and purposes and under the articles and stipulations following, to-wit:

ARTICLE 1

NAME

The name of the corporation is: KATZ & BESTHOFF #102, INC.

ARTICLE 2

OBJECTS AND PURPOSES

The corporation’s purpose is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.

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ARTICLE 3

DURATION

The duration of the corporation is perpetual.

ARTICLE 4

AUTHORIZED SHARES, ETC.

A.           The total authorized number of shares of this corporation is One Thousand (1,000) shares, without nominal or par value, all of one class.

B.           This corporation may receive in payment of any of its shares of stock, authorized by these articles, cash and/or other property, corporeal or incorporeal, and/or services actually rendered to this corporation, as may be determined from time to time by the Board of Directors, and authority to determine the character and value of all such consideration is hereby conferred on the Board of Directors. Any and all shares for which the consideration, determined pursuant to the foregoing provisions, has been paid, delivered and/or rendered to the corporation shall be fully paid stock, and shall be wholly non-assessable.

C.           By a vote of a majority of the members of the Board of Directors of the corporation, the capital stock of this corporation may be reduced by purchase and/or redemption of said shares from the stockholders, or by cancellation of those shares which may from time to time, be held as treasury stock. The consideration for such reduction and/or redemption shall be determined by a majority of the members of the Board of Directors. Such reduction and/or redemption may be effected by the use of money or other property representing capital assets or borrowed money of the corporation, provided that, after the reduction of the capital stock is fully effected, the actual value of the assets of the corporation shall still exceed the amount of its debts and liabilities plus the amount of its capital stock as so reduced.

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D.           Notwithstanding any other provisions of these articles, the corporation may purchase its own shares out of surplus available for dividends by the use of money or other property representing capital assets or borrowed money of the corporation, at such price arid consideration, and for such purposes as may be deemed fitting and appropriate by a vote of a majority of the members of the Board of Directors of this corporation.

ARTICLE 5

BOARD OF DIRECTORS

A.           All of the corporate powers of this corporation shall, subject to the limitations, restrictions or reservations herein contained and such as may be provided in the bylaws, be vested in, and the business and affairs of this corporation shall be managed by the Board of Directors. The number of directors shall be not less than three (3) nor more than eleven (11) as may be specified in the bylaws.

B.           Directors need not be stockholders.

C.           Directors shall be elected annually at a general meeting of the stockholders to be held on the fourth Tuesday of November in each year, unless such day falls on a legal holiday, in which event said meeting shall be held on the next succeeding business day, beginning within the year, unless or until otherwise provided by the bylaws.

D.           All such elections, and all other stockholders’ meetings, shall be held at such place, within or without the State of Louisiana, as may from time to time be fixed by the Board of Directors, subject to such restrictions, if any, as may be contained in the bylaws; and when not so fixed, at the registered office of the corporation. The holders of a majority of the number of outstanding shares, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders unless the presence or representation of a larger number shall be required by law or by these Articles, and in those eases the presence or representation of the number so required shall constitute a quorum.

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E.           Written notice of the time, place and purpose of such meeting and of all other stockholders’ meeting shall be given to all the stockholders entitled to vole thereat not more than thirty (30) days nor less than ten (10) days prior to the day named for the meeting by placing same in the United States mail, postage prepaid, addressed to each such stockholder at his last known address, unless other and/or longer notice of any such meeting is required by law, in which case notice of such meeting shall also conform to the provisions of the law. No notice need be given to any stockholder not registered as such on the books of the corporation, or who became registered as such on or after the date upon which notice of a meeting of stockholders was mailed. A failure to elect directors on the date above specified shall not dissolve the corporation, nor impair its corporate existence or management, but the directors then in office shall remain in office until their successors shall have been duly elected and qualified.

F.           A majority of the directors shall constitute a quorum for the transaction of any business, unless the bylaws provide that a larger or smaller number of directors shall be necessary to constitute a quorum.

G.           In furtherance and not in limitation of the powers conferred by the laws of the State of Louisiana, the Board of Directors is expressly authorized:

(a)	To make, alter, amend and repeal the bylaws of the corporation, including bylaws fixing the qualifications of the directors, and/or fixing and/or increasing their compensation, subject to the powers of the stockholders to change or repeal the bylaws so made.

(b)	To borrow money and to authorize and cause to be executed mortgages and other liens upon the real and personal property of the corporation.

H.           In addition to the powers and authority herein or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the express provisions of the laws of the State of Louisiana, or of these Articles, and of the bylaws of the corporation.

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I.            In the absence of fraud, no contract or other transaction between the corporation and any other corporation or any individual or firm shall be in any way invalidated or otherwise affected by the fact that one or more of the directors of the corporation are pecuniarily or otherwise interested in or are directors or officers of such other corporation. Any director of the corporation, individually, or any firm or association of which any director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the corporation, provided the fact that he, individually, or as a member of such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of the members thereof, and any director of the corporation who is also a director or offficer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of any committee of the corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not to interested.

J.           Any director of the corporation may vote upon any contract or other transaction between the corporation and any parent or affiliated corporation, without regard to the fact that he is also a director or officer of such parent or affiliated corporation.

K.          Any contract, transaction or act of the corporation or of the Board of Directors or of any committee which shall be ratified by a majority of a quorum of the stockholders at any annual meeting or at any special meeting called for such purpose shall, except as otherwise specifically provided by law or by these Articles of Incorporation, be valid and as binidng as though ratified by every stockholder of the corporation, provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted shall not, of itself, be deemed in any way to render the same invalid nor deprive the directors of their right to proceed with such contract, transaction or act.

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L.           Any director absent from a meeting of the Board of any committee thereof may be represented by any other director or stockholder, who may cast the vote of the absent director according to the written instructions, general or special, of said absent director.

ARTICLE 6

AMENDMENTS

These Articles may be altered or amended in any particular whatsoever, including, but not limited to, the increase or reduction of the capital stock of the corporation, by the vote of the holders of two-thirds of the outstanding stock.

ARTICLE 7

DISSOLUTION

A.           The corporation may be voluntarily dissolved on the vote of the holders of two-thirds of the outstanding stock.

B.           Except as otherwise specifically provided by law, whenever the corporation may be dissolved, either by limitation or from any other cause, its affairs shall be liquidated by one or more liquidators to be elected by the stockholders. The vote of the holders of a majority of outstanding stock present or represented at any meeting legally convened for such purpose shall be sufficient for such election.

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ARTICLE 8

INCORPORATOR

The full name and post office address of the incorporator is as follows:

NAME	ADDRESS

K & B, Limited	K & B Plaza
Lee Circle
New Orleans, Louisiana 70130

ARTICLE 9

REVERSIONS

Cash, property or shared dividends, shares issuable to shareholders in connection with a reclassification of stock and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert to full ownership to the corporation, and the corporation’s obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease.

THUS DONE AND PASSED at my office in the City of New Orleans, on the day, month and year herein first above written, in the presence of Karen Jones and Liliana Gutierrez, competent witnesses, who have hereunto signed their names, together with the said appearers and me, Notary, after due reading of the whole.

WITNESSES:	K & B, Limited

/s/ Karen Jones	BY:	/s/ Sydney J. Besthoff, III
SYDNEY J. BESTHOFF, III
President

/s/ Liliana Gutierrez	INCORPORATOR

/s/ [ILLEGIBLE]
NOTARY PUBLIC

9.1-16

[ILLELIGIBLE]

INITIAL REPORT OF

KATZ & BESTBOFF #102, INC.

AS REQUIRED BY LOUISIANA REVISED STATUTES

TITLE 12, SECTIONS 25, 101

TO:	SECRETARY OF STATE STATE OF LOUISIANA

The following report is hereby submitted in accordance with the provisions of Louisiana Revised Statutes, Title 12, Sections 25,101:

1.          The Corporation’s registered office, located at, and its post office address is:

K&B Plaza, Lee Circle
New Orleans, Louisiana 70130.

2.          The full name and post office address of its registered agent are:

Name	Address

Charles T. Althans		K&B Plaza Lee Circle New Orleans, Louisiana 70130

3.         The first directors are:

Name	Address

Sydney J. Besthoff, III		K&B Plaza Lee Circle New Orleans, Louisiana 70130

Charles Stich		K&B Plaza Lee Circle New Orleans, Louisiana 70130

Jac Stich		K&B Plaza Lee Circle New Orleans, Louisiana 70130

C. T. Althans		K&B Plaza Lee Circle New Orleans, Louisiana 70130

Walda B. Besthoff		K&B Plaza Lee Circle New Orleans, Louisiana 70130

Virginia F. Besthoff		K&B Plaza Lee Circle New Orleans, Louisiana 70130

Valerie Anne Besthoff		K&B Plaza Lee Circle New Orleans, Louisiana 70130

K & B, LIMITED

BY :	/s/ Sydney J. Besthoff III
SYDNEY J. BESTHOFF, III
President

9.1-16.1

[ILLELIGIBLE]

FEE FOR FILING $10.00

NOTICE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND/OR CHANGE OF REGISTERED AGENT

Name of Corporation	Katz & Besthoff #102, Inc.

Registered Office	K&B PLAZA, LEE CIRCLE
NEW ORLEANS, LOUISIANA 70130-3999
Name and Address of Registered Agent(s)
MARGARET CAMERON
K&B PLAZA, LEE CIRCLE
NEW ORLEANS, LOUISIANA 70130-3999

Date	August 30, 1985

/s/ Margaret Cameron
To be Signed by Secretary

NOTE:

If the registered agent is changed, a copy of the resolution by the Board of Directors of the appointment, certified by the President, Vice-President or Secretary must also accompany this report.

[ILLELIGIBLE]

MEMORANDUM

At a meeting of the Beard of Directors of Katz & Besthoff  #102, Inc., held on Friday, August 30, 1985, at the office of the company in New Orleans, Louisiana a quorum of said board being present, on motion the following resolution was duly passed:

RESOLVED that this corporation, in order to change the name of agent in conformity with the laws of the State of Louisiana, hereby designates the location of its registered office as K&B Plaza, Lec Circle, New Orleans, Louisiana, 70130-3999, and hereby makes, constitutes and appoints MARGARET CAMERON, its agent in and for the State of Louisiana, upon whom legal process or other notices or demands, required or permitted to be made on this corporation, may be served and hereby authorizes the President, Vice-President or Secretary to execute a certificate setting forth such facts.

I HEREBY CERTIFY that the above is a correct copy of a Resolution passed by the Board of Directors of Katz & Besthoff  #102, Inc., on Friday, August 30, 1985.

WITNESS my hand this 30th day of August, 1985.

/s/ Margaret Cameron
(Secretary)

[ILLELIGIBLE]

FEE FOR FILING $10.00

NOTICE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND/OR CHANGE OF REGISTERED AGENT

Name of Corporation	Katz & Besthoff #102, Inc.

Registered Office	K&B PLAZA, LEE CIRCLE
NEW ORLEANS, LOUISIANA 70130-3999
Name and Address of Registered Agent(s)
VIRGINIA F. BESTHOFF
K&B PLAZA, LEE CIRCLE
NEW ORLEANS, LOUISIANA 70130-3999

Date	July 7, 1986

/s/ Virginia F. Besthoff
To be Signed by President, Vice President, or Secretary

NOTE:

If the registered agent is changed, a copy of the resolution by the Board of Directors of the appointment, certified by the President, Vice-President or Secretary must also accompany this report.

[ILLELIGIBLE]

MEMORANDUM

At a meeting of the Board of Directors of Katz & Besthoff #102, Inc., held on Monday, July 7, 1986, at the office of the company in New Orleans, Louisiana a quorum of said board being present, on motion the following resolution was duly passed;

RESOLVED that this corporation, in order to change the name of agent in conformity with the laws of the State of Louisiana, hereby designates the location of its registered office as K&B Plaza, Lee Circle, New Orleans, Louisiana, 70130-3999, and hereby makes, constitutes and appoints VIRGINIA F. BESTHOFF, its agent in and for the State of Louisiana, upon whom legal process or other notices or demands, required or permitted to be made on this corporation, may be served and hereby authorizes the President, Vice-President or Secretary to execute a certificate setting forth such facts.

I HEREBY CERTIFY that the above is a correct copy of a Resolution passed by the Board of Directors of Katz & Besthoff  #102, Inc. on Monday, July 7, 1986.

WITNESS my hand this 8th day of July, 1986.

/s/ Virginia F. Besthoff
(President, Vice President, or Secretary)

ARTICLES OF MERGER

OF

LOUISVILLE AVENUE & NORTH 18TH STREET - MONROE, LOUISIANA, LLC

WITH AND INTO

K & B LOUISIANA CORPORATION

February 24, 2017

The undersigned corporation, acting pursuant to Title 12 of the Louisiana Revised Statutes, hereby certifies as follows:

FIRST: The name and jurisdiction of formation or organization and domicile of each of the constituent entities is: LOUISVILLE AVENUE & NORTH 18TH STREET - MONROE, LOUISIANA, LLC, which was formed as and is a Delaware limited liability company (the “LLC”) and K & B LOUISIANA CORPORATION, which was organized as and is a Louisiana Corporation (the “Corporation”).

SECOND: The LLC and the Corporation have entered into an Agreement and Plan of Merger, dated as of February 24 2017 (the “Merger Agreement”), providing for the merger of the LLC with and into the Corporation pursuant to Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”) and Title 12 of the Louisiana Revised Statutes.

THIRD: The Merger Agreement has been duly authorized, approved, adopted, certified, executed and acknowledged in accordance with Sections 18-204 and 18-209 of the DLLCA, in the case of the LLC, a foreign entity, and Title 12 of the Louisiana Revised Statutes, in the case of the Corporation.

FOURTH: The Merger is to be effective upon the filing of this Articles of Merger with the Secretary of the State of Louisiana.

FIFTH: The Corporation shall be the surviving entity of the merger (the “Surviving Corporation”) and the Articles of Incorporation of the Corporation shall be the Articles of Incorporation of the Surviving Corporation, with no amendments.

SIXTH: No shareholder approval was needed for the Merger Agreement.

SEVENTH: The Merger Agreement is on file at the offices of the Surviving Corporation at 30 Hunter Lane, Camp Hill, PA, 17011-2400 (Attn: Tax Department). A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any member of the LLC or to any stockholder of the Corporation.

[SIGNATURE PAGE FOLLOWS]

By:	/s/ Susan C. Lowell
Name:	Susan C. Lowell
Title:	Vice President

By:	/s/ Douglas Donley

Name:	Douglas Donley
Title:	Vice President & Assistant Treasurer

ACKNOWLEDGMENT

STATE OF COMMONWEALTH OF PENNSYLVANIA

COUNTY OF YORK

BEFORE ME, the undersigned authority, personally came and appeared before Susan C. Lowell, the Vice President of K & B Louisiana Corporation, a Louisiana corporation, and Douglas Donley, the Vice President & Assistant Treasurer of Louisville Avenue & North 18th street- Monroe, Louisiana, LLC, a Delaware limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared to me and the undersigned competent witnesses that the statements therein contained are true and correct, and that he/she executed such instrument for the purposes therein expressed and as his/her own act and deed.

IN WITNESS WHEREOF, the said appearer, witnesses and I have hereunto affixed our hands on this 24 of February, 2017, in the aforesaid County and State.

COMMONWEALTH OF PENNSYLVANIA

NOTARIAL SEAL

Kimberly K. Lehman Notary Public

Newberry Twp., York County

My Commission Expires March 22, 2019

[ILLELIGIBLE]

COMMONWEALTH OF PENNSYLVANIA

NOTARIAL SEAL

Kimberly K. Lehman Notary Public

Newberry Twp., York County

My Commission Expires March 22, 2019

[ILLELIGIBLE]

By:	/s/ Kimberly Lehman

Name: Kimberly Lehman

Notary Public

By:	/s/ Kimberly Lehman

Name: Kimberly Lehman

Notary Public

[Signature Page to Certificate of Merger - Louisiana]

IN WITNESS WHEREOF, the Surviving Corporation and the LLC have caused this Articles of Merger to be signed by each of its duly authorized officers in its corporate name as of the date above first written.

K & B LOUISIANA CORPORATION

By:	/s/ Susan C. Lowell
Name:	Susan C. Lowell
Title:	Vice President

LOUISVILLE AVENUE & NORTH 18TH STREET- MONROE, LOUISIANA, LLC

By:	/s/ Douglas Donley

Name:	Douglas Donley
Title:	Vice President & Assistant Treasurer

ACKNOWLEDGMENT

STATE OF COMMONWEALTH OF PENNSYLVANIA

COUNTY OF YORK

BEFORE ME, the undersigned authority, personally came and appeared before Susan C. Lowell, the Vice President of K & B Louisiana Corporation, a Louisiana corporation, and Douglas Donley, the Vice President & Assistant Treasurer of Louisville Avenue & North 18th street- Monroe, Louisiana, LLC, a Delaware limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared to me and the undersigned competent witnesses that the statements therein contained are true and correct, and that he/she executed such instrument for the purposes therein expressed and as his/her own act and deed.

IN WITNESS WHEREOF, the said appearer, witnesses and I have hereunto affixed our hands on this 24 of February, 2017, in the aforesaid County and State.

COMMONWEALTH OF PENNSYLVANIA

NOTARIAL SEAL

Kimberly K. Lehman Notary Public

Newberry Twp., York County

My Commission Expires March 22, 2019

[ILLELIGIBLE]

COMMONWEALTH OF PENNSYLVANIA

NOTARIAL SEAL

Kimberly K. Lehman Notary Public

Newberry Twp., York County

My Commission Expires March 22, 2019

[ILLELIGIBLE]

By:	/s/ Kimberly Lehman

Name: Kimberly Lehman

Notary Public

By:	/s/ Kimberly Lehman

Name: Kimberly Lehman

Notary Public

[Signature Page to Certificate of Merger - Louisiana]